UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

WINDAUS GLOBAL ENERGY, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF WINDAUS GLOBAL ENERGY, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

WINDAUS GLOBAL ENERGY, INC.

819 Buckeye Street

North Vernon, Indiana 47265

(812) 953-1481

INFORMATION STATEMENT

(Definitive)

February 13, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Windaus Global Energy, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, no par value per share (the “Common Stock”), of Windaus Global Energy, Inc., a Wyoming corporation (the “Company”), to notify the Stockholders that on August 31, 2013, the Company received a majority written consent in lieu of a meeting of the holders (“Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the following:

●	The change in the name of the Company from Windaus Global Energy, Inc. to WindStream Technologies, Inc. (the “Name Change”).

On August 31, 2013, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholders that they approve the Name Change. On August 31, 2013, the Majority Stockholders approved the Name Change by written consent in lieu of a meeting, in accordance with Wyoming law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about February 5, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from changing the name of the Company to WindStream Technologies, Inc. because it will more accurately reflect and represent to the public the business of the Company.

Accordingly, it is the Board’s opinion that the Name Change would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

/s/ Daniel Bates
Daniel Bates
Chief Executive Officer

February 13, 2014

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INTRODUCTION

Wyoming law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Wyoming law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about February 14, 2013.

This Information Statement contains a brief summary of the material aspects of the Name Change approved by the Board of Windaus Global Energy, Inc., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholder.

Common Stock

As of August 31, 2013, there were 76,749,899 shares of our Common Stock and no shares of preferred stock issued and outstanding, respectively. Pursuant to Wyoming law, at least a majority of the voting equity of the Company, or at least 38,374,950 votes, are required to approve the Name Change by written consent. The Majority Stockholders, who hold in the aggregate more than a majority of the voting equity of the Company and have voted in favor of the Name Change thereby satisfying the requirement under Wyoming law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

ACTIONS TO BE TAKEN

The Name Change will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Wyoming. We intend to file the Amendment with the Secretary of State of the State of Wyoming promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders and notification to and approval by FINRA. We must notify FINRA of the intended Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. In connection with the Name Change, we will request a new ticker symbol.

We currently expect to file the Amendment on or about March 5, 2014.

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NAME CHANGE

REASONS

We believe that changing the name of the Company to WindStream Technologies, Inc. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Upon effectiveness of the name change, the Company’s Common Stock will also carry a new CUSIP number. Until approval of the name change by FINRA and issuance by FINRA of the Company’s new ticker symbol following the filing of the amendment to the Articles of Incorporation with the Wyoming Secretary of State, the Company’s Common Stock will continue to trade on the OTC Markets BB tier under its current ticker symbol “SOLH.” STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of February 13, 2014 of (i) each person known to us to beneficially own more than 5% of Common Stock, including shares issuable pursuant to convertible debt obligations and other convertible securities, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of February 13, 2014, there were approximately 82,785,000 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of February 13, 2014 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class

Daniel Bates (2)	17,342,980	21%

Ryan Keating (3)	1,103,280	1%

Travis Campbell (4)	1,596,840	2%

All executive officers and directors as a group	22,793,100	24%

Blue Sky Projects LLC	3,935,720	5%

John Owen	4,206,785	6%

Vanguard Financial Trust	7,800,000	9%

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(1)	Unless indicated otherwise, the mailing address is c/o WindStream Technologies, Inc., 819 Buckeye Road, North Vernon, Indiana 47265.

(2)	Mr. Bates is our Chief Executive Officer and sole member of our board of directors. Mr. Bates holds 17,342,980 shares of common stock, a warrant for the purchase of 250,000 shares of common stock and an option for 2,500,000 shares of common stock.

(3)	Mr. Keating is our Chief Financial Officer. Mr. Keating holds a warrant for the purchase of 200,000 shares of common stock and an option for 903,280 shares of common stock.

(4)	Mr. Campbell is our Chief Operating Officer. Mr. Campbell holds options for 1,596,840 shares of common stock.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on November 13, 2012;

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the SEC on November 23, 2012;

(3)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012, filed with the SEC on February 15, 2013;

(4)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 15, 2013;

(5)	Current Reports on Form 8-K and 8-K/A filed with the SEC on January 6, 2014, December 24, 2013, December 6, 2013, November 1, 2013, October 2, 2014, September 5, 2014, August 16, 2013, May 28, 2013, and February 14, 2013;

(6)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 19, 2013.

(7)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on November 18, 2013.

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You may request a copy of these filings, at no cost, by writing Windaus Global Energy, Inc. at 819 Buckeye Road, North Vernon, Indiana 47265 or telephoning the Company at (812) 953-1481. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 819 Buckeye Road, North Vernon, Indiana 47265; telephone (812) 953-1481.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Daniel Bates
Daniel Bates
Chief Executive Officer

February 13, 2014

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